UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) May 27, 2011
Navigant Consulting, Inc.

(Exact Name of Registrant as Specified in Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-12173	36-4094854

(Commission File Number)	(I.R.S. Employer Identification No.)

30 South Wacker Drive, Suite 3550, Chicago, Illinois	60606

(Address of Principal Executive Offices)	(Zip Code)
(312) 573-5600

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 27, 2011, Navigant Consulting, Inc. (the “Company”) entered into a Credit Agreement (the “Agreement”) with a syndicate of bank lenders (the “Lenders”), including Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, RBS Citizens, N.A., as syndication agent, and U.S. Bank, National Association, as documentation agent.
     The credit facility (the “Credit Facility”) provided under the Agreement is a five-year, $400 million revolving credit facility and replaces the credit facility provided under the Fourth Amended and Restated Credit Agreement, dated as of May 31, 2007 (as amended, the “Prior Agreement”), among the Company and the lenders party thereto. Subject to the terms and conditions specified in the Agreement, the Company may elect to increase the commitments under the Credit Facility up to an aggregate amount of $500 million. Borrowings under the Credit Facility bear interest at a variable rate, at the Company’s option, of LIBOR plus a margin (based on the Company’s consolidated leverage ratio) or a Base Rate (as defined in the Agreement) plus a margin (based on the Company’s consolidated leverage ratio).
     The Agreement contains certain financial covenants, including covenants that require the Company to maintain a consolidated leverage ratio of not greater than 3.25:1 (except for the first quarter of each calendar year when the covenant requires the Company to maintain a consolidated leverage ratio of not greater than 3.5:1) and a consolidated fixed charge coverage ratio (the ratio of the sum of adjusted EBITDA (as defined in the Agreement) and rental expense to the sum of cash interest expense and rental expense) of not less than 2.0:1. In addition, the Agreement contains customary affirmative and negative covenants (subject to customary exceptions), including covenants that limit the Company’s ability to incur liens or other encumbrances, make investments, incur indebtedness, enter into mergers, consolidations and asset sales, change the nature of its business and engage in transactions with affiliates, as well as customary provisions with respect to events of default. The Credit Facility matures on May 27, 2016.
     Initial borrowings under the Credit Facility were used to refinance borrowings outstanding under the Prior Agreement, upon which the Company’s obligations under the Prior Agreement terminated.
     The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
     The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Prior Agreement is hereby incorporated by reference into this Item 1.02.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
Exhibit No.
10.1	Credit Agreement, dated as of May 27, 2011, among Navigant Consulting, Inc., the other Borrowers party thereto, the Guarantors party thereto, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.

99.1	Press Release dated May 31, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT CONSULTING, INC.
Date: May 31, 2011	By:	/s/ Thomas A. Nardi
		Name:	Thomas A. Nardi
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated as of May 27, 2011, among Navigant Consulting, Inc., the other Borrowers party thereto, the Guarantors party thereto, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.

99.1	Press Release dated May 31, 2011.

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